CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statement on Form S-8 (File no. 333-48352) of our report dated January 9, 2001 on our audit of the financial statements of Sportan United Industries, Inc. as of September 30, 2000 included in the company's Annual Report on Form 10-KSB.


Malone  &  Bailey,  PLLC
Houston,  Texas

February  7,  2001


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